Registration Statement No. 333-132936-14
Dated March 29, 2007
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. 5A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008
TO
PROSPECTUS DATED MARCH 29, 2007

Credit Suisse
Contingent Upside Participation Knock-Out Notes
Linked to the Value of an Index, an Exchange-Traded Fund or a Basket

The securities will be linked to an index, which we refer to as a “reference index,” an exchange-traded fund, which we refer to as a “fund,” or to a basket of reference indices or funds, which we refer to as a “basket,” each, an “underlying.”

This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply specifically to the securities, including any changes to the terms specified in this product supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

The one or more underlyings to which the securities will be linked will be specified in the applicable pricing supplement. The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

The redemption amount of the securities at maturity will equal the principal amount of the securities plus the additional amount, which may be zero, as set forth below.

The additional amount will be calculated as follows:

•
If the final level of the underlying is greater than the initial level of the underlying and no knock-out event has occurred, the additional amount will equal the principal amount of the securities multiplied by the underlying return.

•
If a knock-out event has occurred during the monitoring period, the additional amount will equal the fixed payment, if any, specified in the applicable pricing supplement. If no fixed payment is specified, the additional amount will equal zero.

•	If the final level of the underlying is less than or equal to the initial level of the underlying and no knock-out event has occurred, the additional amount will equal zero.

A knock-out event occurs if, on any trading day during the monitoring period, the closing level of the underlying is equal to or greater than the knock-out level, in the case of daily monitoring, or the underlying trades or is published at a level equal to or greater than the knock-out level, in the case of continuous monitoring.  The applicable pricing supplement will specify whether the securities are subject to daily monitoring or continuous monitoring.  If the applicable pricing supplement does not specify either daily monitoring or continuous monitoring, then the securities are subject to daily monitoring.

The underlying return will reflect the performance of the underlying during the term of the securities by comparing the final level of the underlying with the initial level of the underlying as described under “Description of the Securities—Redemption amount” below.

The “knock-out level,” “initial level,” “final level,” and "fixed payment," if applicable, “monitoring period” will be specified in the applicable pricing supplement. Please see “Description of the Securities—Redemption amount” below.

The “valuation date” will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in “—Market disruption events” herein.

Please refer to “Risk Factors” beginning on page PS-5 for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is August 13, 2008.

You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting” section of this product supplement.

In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

SUMMARY

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are Contingent Upside Participation Knock-Out Notes?

Contingent Upside Participation Knock-Out Notes, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of an underlying. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold plus the additional amount, if any, calculated as set forth below.

For a description of how the redemption amount at maturity will be calculated, please refer to “Description of the Securities—Redemption amount” on page PS-11.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section on page PS-5.

Will I receive interest on the securities?

You will not receive any interest payments on the securities for the entire term of the securities.

Does an investment in the securities entitle me to any ownership interest in any stocks comprising an underlying?

An investment in the securities does not entitle you to any ownership interest in the stocks comprising an underlying.

If an underlying includes equity components, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the underlying?

If an underlying includes equity components, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the underlying or have voting or any other rights of a holder of the stocks comprising the underlying.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC (“CSSU”) currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

Please refer to “Certain U.S. Federal Income Tax Considerations” on page PS-17. for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

RISK FACTORS

A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities do not pay interest

We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is linked to the performance of the underlying and will depend on whether a knock-out event occurs during the monitoring period. If a fixed payment is specified in the applicable pricing supplement and a knock-out event occurs, you will receive, in addition to the principal amount of your securities, the specified fixed payment.  The fixed payment may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.  You will receive only the principal amount of your securities at maturity if (i) the final level of the underlying is less than or equal to the initial level of the underlying and no knock-out event occurs or (ii) a knock-out event occurs and no fixed payment is specified in the applicable pricing supplement. The return of only the principal amount of your securities at maturity will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the underling has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. If you sell your securities in the secondary market prior to maturity, you will not receive principal protection on the portion of your securities sold. You should be willing to hold your securities to maturity.

Your return on the securities is limited by the knock-out level

Your return on the securities is limited by the knock-out level. Therefore, your investment in the securities may not perform as well as an investment in a security with a return based solely on the performance of the underlying. The knock-out level limits your ability to benefit from any appreciation in the underlying at or beyond the knock-out level. If the underlying closing level equals or exceeds the knock-out level, in the case of daily monitoring, or is at a level equaling or exceeding the knock-out level at any time, in the case of continuous monitoring, during the monitoring period, the return on the securities will not be determined by reference to the performance of the underlying even though the final level of the underlying may reflect significant appreciation from the initial level of the underlying.  In such case, at maturity you will receive only the principal amount of your securities plus, if applcable, the fixed payment amount, subject to our ability to pay our obligations as they become due.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

The United States federal income tax consequences of the securities are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Certain U.S. Federal Income Tax Considerations” in this product supplement.

The market price of the securities may be influenced by many factors that are unpredictable

Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

•	whether the underlying has closed (in the case of daily monitoring) or has traded or been published (in the case of continuous monitoring) at a level at or above the knock-out level;

•	the current level of the underlying;

•	interest and yield rates in the market;

•	the volatility of the underlying;

•	economic, financial, political and regulatory or judicial events that affect the underlying or markets generally and which may affect the level of the underlying;

•	the time remaining to the maturity of the securities;

•	the dividend rate on the stocks of the underlying; and

•	Credit Suisse’s creditworthiness.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of the underlying is not indicative of future performance

The future performance of the underlying cannot be predicted based on its historical performance. We cannot guarantee that the level of the underlying will increase or decrease or that you will receive at maturity any more than the principal amount of your securities.

There may be potential conflicts of interest

We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the components of the underlying or derivative instruments related to the underlying for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the underlying, and thus affect the market value of the securities.

In addition, because we will initially act as the calculation agent for the securities, potential conflicts of interest may exist between us and you, including with respect to certain determinations and judgments that we, in the role of calculation agent, must make in determining amounts due to you.

Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks of an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates have also published and expect to continue to publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks of the underlying and/or the levels of the underlying and, consequently, the market price of the securities.

The original issue price of the securities includes commissions paid to CSSU and certain costs of hedging our obligations under the securities. The affiliates through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

Our hedging activity may affect the value of the components comprising the underlying and therefore the market value of the securities

We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising the underlying or in other instruments, such as options, swaps or futures, based upon the components comprising the underlying. This hedging activity could affect the value of the components comprising the underlying and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Holdings of the securities by our affiliates and future sales may affect the price of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of the underlying to which the securities are linked or the market value of the securities

We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

A market disruption event may postpone the calculation of the final level or the maturity date

In the event that a market disruption event exists on the final valuation date, the maturity date of the securities will be the later of the maturity date specified in the pricing supplement and the fifth business day following the day as of which the final level is calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date and could adversely affect your return on the securities, but no interest or other payment will be payable as a result of such postponement. Please refer to “Description of the Securities—Maturity date” on page PS-11 and “—Market disruption events” on page PS-12.

If the underlying includes equity components, an investment in the securities is not the same as an investment in the stocks comprising the underlying

If the underlying contains equity components, the payment of dividends on the stocks which comprise the underlying generally has no effect on the calculation of the level of the underlying. Therefore, the return on your investment based on the percentage change in the underlying is not the same as the total return based on the purchase of those underlying stocks. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the underlying.

You have no recourse to the sponsor of the underlying or to any issuers of the stocks that may comprise the underlying

You will have no rights against the sponsor of the underlying or to any issuers of the stocks that may comprise the underlying. The securities are not sponsored, endorsed, sold or promoted by any sponsor of the underlying or any such issuer. No sponsor of the underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor of the underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the underlying to track general underlying market performance. Unless otherwise provided in the relevant pricing supplement, the sponsor of the underlying’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the underlying, which is determined, composed and calculated by the sponsor of the underlying without regard to us or the securities. The sponsor of the underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating the underlying. No sponsor of the underlying or any issuer of a stock comprising the underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No sponsor of the underlying or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

Adjustments to a reference index or to a fund could adversely affect the securities

The applicable reference index sponsor is responsible for calculating and maintaining the applicable reference index. The applicable reference index sponsor can add, delete or substitute the components comprising the applicable reference index or make other methodological changes that could change the value of the applicable reference index at any time. The applicable reference index sponsor may discontinue or suspend calculation or dissemination of the applicable reference index.

Similarly, the applicable fund sponsor may discontinue or suspend calculation or dissemination of the applicable fund.

If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to “Description of the Securities—Adjustments to the calculation of a reference index” and to “Description of the Securities—Adjustments to the calculation of a fund.” Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

In the case of a fund, the policies of the fund sponsor and changes that affect the fund or any index on which the fund may be based could adversely affect the amount payable on your securities and their market value

The policies of the sponsor of any relevant fund concerning the calculation of the fund’s net asset value, additions, deletions or substitutions of securities in the fund and the manner in which changes affecting any relevant index are reflected in the fund could affect the market price of the shares of the fund and, therefore, the amount payable on your securities on the maturity date and the market value of your securities before that date. The amount payable on your securities and their market value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the fund’s net asset value, or if the fund sponsor discontinues or suspends calculation or publication of the fund’s net asset value, in which case it may become difficult to determine the market value of the securities. If events such as these occur or if the closing price of shares of the underlying is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

If the securities are linked to a basket, changes in the value of one or more of the underlyings comprising the basket may offset each other

If the securities are linked to a basket, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may even decline.

Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

In the case of securities linked to a basket, the basket components may not be equally weighted

The securities may be linked to a basket composed of more than one index or fund, or some combination thereof. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the relevant pricing supplement. For example, for a basket composed of four components, the relevant pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher-weighted component more than it reflects the strong performance of the lower-weighted component, which may have an adverse effect on the value of the securities.

Investing in a security linked to an underlying based on foreign stocks bears potential risks

If an underlying contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to an underlying based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

The securities may be subject to currency exchange risk if the underlying contains an equity index and the stocks comprising the underlying are not denominated in the same currency as the underlying

Because the prices of the stocks comprising the underlying (if the underlying is an equity index) will be converted into the currency in which the underlying is denominated (the “base currency”) for the purposes of calculating the value of the underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in the underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the underlying are denominated, the value of the underlying may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the underlying and other countries important to international trade and finance.

Anti-dilution protection may be limited

If the underlying is a fund or a basket including a fund, the calculation agent will make adjustments to the closing level of the fund for certain events affecting the shares of the fund. See “Description of the Securities—Anti-dilution adjustments for funds.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

CREDIT SUISSE

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-11 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the components comprising an underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the underlying or the components comprising an underlying to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the underlying, there can be no assurance that the level of the underlying will not be affected.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of the underlying), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlying, or the components comprising an underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the underlying or the components comprising an underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

General

The securities are medium-term notes as described in the accompanying prospectus supplement.

The securities will not be listed on any securities exchange.

Interest

We will not pay you interest during the term of the securities.

Redemption at the option of the securityholder; defeasance

The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Maturity date

The maturity date for the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under “—Market disruption events.” If the scheduled maturity date (as specified in the relevant pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities you hold plus the additional amount, calculated as set forth below.

The additional amount will be calculated as follows:

•
If the final level of the underlying is greater than the initial level of the underlying and no knock-out event has occurred, the additional amount will equal the principal amount of the securities multiplied by the underlying return.

•
If a knock-out event has occurred during the monitoring period, the additional amount will equal the fixed payment, if any, specified in the applicable pricing supplement. If no fixed payment is specified, then the additional amuont will equal zero in these circumstances.

•	If the final level of the underlying is less than or equal to the initial level of the underlying and no knock-out event has occurred, the additional amount will equal zero.

A knock-out event occurs if, on any trading day during the monitoring period, the closing level of the underlying is equal to or greater than the knock-out level, in the case of daily monitoring, or the underlying trades or is published at a level equal to or greater than the knock-out level, in the case of continuous monitoring.  The applicable pricing supplement will specify whether the securities are subject to daily monitoring or continuous monitoring.  If the applicable pricing supplement does not specify either daily monitoring or continuous monitoring, then the securities are subject to daily monitoring.

The underlying return will reflect the performance of the underlying during the term of the securities by comparing the final level of the underlying with the initial level of the underlying, and is calculated as follows:

final level of the underlying – initial level of the underlying initial level of the underlying

The “knock-out level,” “fixed payment,” “initial level,” “final level” and “monitoring period” will be specified in the applicable pricing supplement.

The final level will be subject to the provisions described in “—Market disruption events” below.

The “valuation date” or dates will be the date specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in “—Market disruption events” herein.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

An “underlying business day” is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. “Exchange” means the principal exchange on which any underlying is traded. “Related exchange” means any exchange on which futures or options contracts relating to the underlying are traded.

For a reference index, the “closing level” will, on any underlying business day, be the level of the underlying determined by the calculation agent at the valuation time, which is the time at which the underlying sponsor calculates the closing level of the underlying on such underlying business day, as published by the underlying sponsor, subject to the provisions described under “—Adjustments to the calculation of the reference index” below.

For a fund, the “closing level” will, on any underlying business day, be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor, subject to the provisions described under “—Adjustments to the calculation of a fund” below.

For a basket, the “closing level” will, on any underlying business day, be the closing level of such basket, calculated in accordance with the formula set forth in the relevant pricing supplement.

The “share adjustment factor” will be set to 1.0 on the date the securities are priced for initial sale to the public and is subject to adjustment as described under “—Anti-dilution adjustments for funds” below.

Market disruption events

A “market disruption event” is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

(a)           an exchange in securities that comprise 20% or more of the level of such reference index based on a comparison of (1) the portion of the level of such reference index attributable to each component comprising such reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index, in the case of (1) or (2) immediately before that suspension or limitation;

(b)           a related exchange in options contracts on such reference index; or

(c)           a related exchange in futures contracts on such reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

A “market disruption event” is, in respect of a fund:

(a)           the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

(b)           a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)           the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the securities.

If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the underlying level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under “—Adjustments to the calculation of a reference index” below).

Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

If the calculation agent determines that on a valuation date a market disruption event exists in respect of a fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of the fund, unless the calculation agent determines that a market disruption event in respect of the fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for the fund, notwithstanding the market disruption event in respect of the underlying, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating the fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the fund (subject to the provisions described under “—Adjustments to the calculation of a fund” below).

Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the fund on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the fund has been calculated.

If the securities are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event shall be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Adjustments to the calculation of a fund

If the fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a “successor fund”). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the securities.

If at any time:

•	the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

•
the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange-traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

Share splits and reverse share splits

If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

•	the prior share adjustment factor, and

•
the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

Share dividends or distributions

If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the prior share adjustment factor plus the product of:

•	the prior share adjustment factor, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

Non-cash distributions

If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

•	the prior share adjustment factor, and

•
a fraction, the numerator of which is the “current market price” of one share of the fund and the denominator of which is the amount by which such “current market price” exceeds the “fair market value” of such distribution.

The “current market price” of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

“Ex-dividend date” shall mean the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

•	the prior share adjustment factor, and

•
a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Debt Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest.”

Further issues

We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYING

The one or more underlyings to which the securities will be linked will be specified in the applicable pricing supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable pricing supplement or term sheet will contain a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the securities.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition,

ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law because such purchase, holding and subsequent disposition is covered by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or a similar exemption from a Similar Law prohibition.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of NASD Rule 2720.

We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.